Exhibit 99.1

Renaissance Learning Announces Third Quarter Financial Results

WISCONSIN RAPIDS, Wis., Oct. 15 -- Renaissance Learning(TM), Inc., a leading provider of learning information systems and school improvement programs for pre-K-12 schools, today announced financial results for the three and nine-month periods ended September 30, 2003. Revenues for the third quarter of 2003 were $31.3 million, a decrease of 3.4% compared to third quarter 2002 revenues of $32.4 million. Net income for the quarter was $8.3 million compared to net income of $7.7 million for the third quarter 2002, an increase of 7.3%. Earnings per share for the quarter were $0.27, compared to $0.23 per share for third quarter 2002. The third quarter results include a tax benefit of $1.1 million ($0.04 per share) related to income tax credits for research activities in excess of previously estimated amounts.

Revenues for the nine-month period ended September 30, 2003 were $99.2 million, down 1.2% from the 2002 revenues of $100.3 million. Net income for the nine month period was $24.9 million compared to $24.3 million for the first nine months of 2002. Earnings per share for the first nine months of 2003 was $0.80 per share compared to $0.70 per share earned in the first nine months of 2002.

"The K-12 school funding environment remains difficult," stated John Hickey, chief executive officer of Renaissance Learning, Inc. "Our current quarter results were also affected by the timing of district business that we expect to be realized during the fourth quarter. However, our initiatives in expanding our district sales force and enhancing our product lines are making progress and we expect to remain on track to achieve slight growth in revenue and earnings for the current year."

The company has begun to roll out its new Renaissance Place(TM) web-based product line. StandardsMaster® and the company's STAR products will be available in the Renaissance Place client server platform this quarter, and Accelerated Reader®, Accelerated Math®, and the company's other products will be offered in Renaissance Place versions next year. Renaissance Place enables schools and districts to centralize all the information from Renaissance products into a single accessible database, allowing for consolidated school-and district wide reporting, improved ease of use, and enhanced service and support.

"Renaissance Place will allow schools and districts to more easily implement Renaissance programs and significantly improve information accessibility for teachers, librarians, principals, parents, and district personnel while providing many cost benefits in a time of tightening budgets," commented John Hickey. "Over time, we expect most of our existing customers will upgrade their current versions of our products to Renaissance Place."

Renaissance Learning added about 800 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools using Company products to nearly 65,000. Of these, over 61,000 use the Company's reading products and about 22,000 use math.

The Company will hold a conference call at 4:00 p.m. CDT today to discuss its financial results, quarterly highlights, and business outlook. The teleconference may be accessed in listen-only mode by dialing 888-868-9083 at 4:00 p.m. CDT. Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on October 15, 2003 at 8:00 p.m. through October 22, 2003 at 11:59 p.m. The replay dial-in is 877-519-4471. The conference ID number to access the replay is 4192429.

Renaissance Learning(TM), Inc., is a leading provider of research-based learning information systems software, school improvement programs, teacher training and consulting. The Company's products, adopted by nearly 65,000 schools, give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork. The Company has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial and operating results, and the introduction of new products and services. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward- looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and the Company's other Securities and Exchange Commission filings which factors are incorporated herein by reference.

                        RENAISSANCE LEARNING(TM), INC.
                      CONSOLIDATED STATEMENTS OF INCOME
           (dollar amounts in thousands, except per share amounts)
                                 (unaudited)

                                Three Months               Nine Months
                            ended September 30,        ended September 30,
                             2003          2002         2003          2002

    Net sales:
     Products              $25,640       $26,201      $81,528       $84,132
     Services                5,675         6,227       17,629        16,206
      Total net sales       31,315        32,428       99,157       100,338

    Cost of sales:
     Products                2,581         3,108        8,605         8,936
     Services                2,510         2,411        7,911         7,446
      Total cost of sales    5,091         5,519       16,516        16,382

    Gross profit            26,224        26,909       82,641        83,956

    Operating expenses:
     Product development     4,262         4,234       12,926        12,861
     Selling and marketing   7,866         7,740       22,718        23,713
     General and
      administrative         3,172         3,286       10,577        10,721

      Total operating
       expenses             15,300        15,260       46,221        47,295

    Operating income        10,924        11,649       36,420        36,661

    Other income (expense),
     net                       541           894        1,985         2,941

    Income before taxes     11,465        12,543       38,405        39,602

    Income taxes             3,187         4,829       13,492        15,330

    Net income              $8,278        $7,714      $24,913       $24,272

    Earnings per share:
    Basic                    $0.27         $0.23        $0.80         $0.71
    Diluted                  $0.27         $0.23        $0.80         $0.70

    Weighted average shares
     outstanding:
    Basic               30,826,913    33,713,607   31,163,711    34,342,561
    Diluted             31,066,216    33,822,216   31,335,294    34,556,600

                        RENAISSANCE LEARNING(TM), INC.
                         CONSOLIDATED BALANCE SHEETS
                        (dollar amounts in thousands)

                                                 September 30,  December 31,
                                                      2003           2002
                                                  (unaudited)
                         ASSETS:
    Current assets:
    Cash and cash equivalents                        $41,060        $18,220
    Investment securities                             49,105         60,269
    Accounts receivable, net                          13,616         12,619
    Inventories                                        2,054          1,724
    Prepaid expenses                                     643          1,411
    Deferred tax asset                                 3,945          3,710
    Other current assets                               1,083          1,331
      Total current assets                           111,506         99,284

    Investment Securities                             12,657         21,347
    Property, plant and equipment, net                20,894         21,085
    Deferred tax asset                                 1,953          1,942
    Other assets                                       3,752          3,953

      Total assets                                  $150,762       $147,611

    LIABILITIES AND SHAREHOLDERS' EQUITY:
    Current liabilities:
    Accounts payable                                  $3,790         $3,643
    Deferred revenue                                  10,094         10,397
    Payroll and employee benefits                      3,635          4,263
    Income taxes payable                               2,279          2,372
    Other current liabilities                          5,034          4,605
      Total current liabilities                       24,832         25,280
    Deferred revenue                                     925            930
      Total liabilities                               25,757         26,210

    Minority interest                                    169            165

    Total shareholders' equity                       124,836        121,236

    Total liabilities and shareholders' equity      $150,762       $147,611